SCHEDULE II
                   INFORMATION WITH RESPECT TO
       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED      AVERAGE
                        DATE            SOLD(-)        PRICE (2)

COMMON STOCK-TREDEGAR INDUSTRIES

GABELLI FUNDS, INC.

          GABELLI EQUITY TRUST
                    10/07/94            39,438-        18.2500

          GABELLI SMALL CAP GROWTH
                    10/07/94           192,495-        18.2500
                    10/07/94             4,000-        17.1875

GAMCO INVESTORS, INC.
                    08/15/94               500         15.7500
                    08/18/94             1,000
                    08/22/94             1,000-        17.3750
                    08/30/94             1,000-        18.0000
                    08/31/94             1,500-        18.5000
                    10/07/94           450,941-        18.2500
                    10/07/94                94-        18.2501
                    10/07/95             5,000         17.1250















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.
(2)  PRICE EXCLUDES COMMISSION.





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